Exhibit 4.1

FACILITY AGREEMENT

dated as of June 15, 2023

among

VISTRA OPERATIONS COMPANY LLC,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

PALOMINO FUNDING TRUST I,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Senior Secured Notes Trustee

-i-

-ii-

FACILITY AGREEMENT, dated as of June 15, 2023 (this “Agreement”), among VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra Operations”), the Subsidiary Guarantors (as defined herein), PALOMINO FUNDING TRUST I, a Delaware statutory trust (the “Trust”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Senior Secured Notes Trustee.

WHEREAS, Vistra Operations wishes to have the right to require the Trust to purchase up to $450,000,000 aggregate principal amount of its 7.233% Senior Secured Notes due 2028 (the “Senior Secured Notes”), issued under an indenture, to be dated as of June 15, 2023 (as defined below) (the “Base Indenture”), and a first supplemental indenture to be dated as of June 15, 2023 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Senior Secured Notes Indenture”), by and among Vistra Operations, the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Secured Notes Trustee”);

WHEREAS, the Subsidiary Guarantors will unconditionally guarantee all of Vistra Operations’ obligations under this Agreement on the terms and conditions set forth herein and the Senior Secured Notes and the Senior Secured Notes Indenture on the terms and conditions set forth therein;

WHEREAS, the Trust is willing to act as an unconditional source of liquid assets for Vistra Operations on the terms and conditions set forth herein;

WHEREAS, Vistra Operations and the Trust desire to enter into a binding agreement pursuant to which Vistra Operations will have the right, and in certain circumstances the obligation, to sell the Senior Secured Notes, when and if issued and outstanding, in a maximum aggregate principal amount not to exceed the Maximum P-Caps Outstanding Amount (as defined below) to the Trust, and the Trust will have an obligation to purchase such Senior Secured Notes, if and when issued and outstanding, upon the voluntary, mandatory or automatic exercise of such right, and upon satisfaction of the other terms and conditions specified herein and Vistra Operations will have the right from time to time in certain circumstances to repurchase Senior Secured Notes then held by the Trust in whole or in part;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Vistra Operations is ordering the Senior Secured Notes Trustee to authenticate and deliver the Initial Note Certificate (as defined below) to the Trust to evidence any Senior Secured Notes sold to the Trust from time to time upon the exercise of the rights granted by and in accordance with the terms of this Agreement;

WHEREAS, Vistra Operations wishes to have the right to have Eligible Assets (as defined below) delivered to the Designated Account and pledge all of its rights, title and interest in and to the Eligible Assets so transferred (and the Designated Account, and certain other assets related thereto), to or for the benefit of, one or more Designated Secured Parties (as defined below) designated by Vistra Operations (each, a “Designated Person”) and the Trust is also willing to deliver and pledge such Eligible Assets (and pledge the Designated Account and certain other related assets) to the Designated Account for the benefit of a Designated Person on the terms and conditions set forth herein;

WHEREAS, Vistra Operations wishes to have the right to have Eligible Assets delivered to the account or for the benefit of one or more Collateral Posting Counterparties (as defined below) designated by Vistra Operations (each, a “Counterparty Account”) and the Trust is willing to deliver such Eligible Assets to the account or for the benefit of any such Collateral Posting Counterparty on the terms and conditions set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1. Definitions.

(a) Unless the context otherwise requires, in this Agreement (including in the Recitals):

“Accounting Change” means any change in GAAP occurring after the date hereof.

“Automatic Exercise Event” means:

(i) Vistra Operations (i) fails to pay any Facility Fee when due or any amount due and owing under the Trust Expense Reimbursement Agreement when due or (ii) fails on any Distribution Date to purchase and pay for any Defaulted STRIPS required to be purchased at their Face Amount from the Trust or to make any payments required to be made to the Trust with respect to any Defaulted Payments of Defaulted Treasuries then held by the Trust, in each case pursuant to Section 5.3 by 5:00 p.m. on such Distribution Date and such failure is not cured (including payment in full of the Special Facility Fee due as a result of such failure) within 30 days of such Distribution Date; or

(ii) any (i) Substitute Payment is not paid by Vistra Operations to the Pledged Property Account of the Trust on or prior to the applicable Payment Deadline or (ii) the corresponding Designated Security or Counterparty Securities, as the case may be, is not returned to the Pledged Property Account of the Trust on or prior to the applicable Return Deadline or the corresponding Substitute Payment is not paid to the Trust on or prior to the applicable Payment Deadline, in each case, pursuant to Section 4.1(c) and such failure is not cured (including payment in full of the Special Facility Fee due as a result of such failure) within 30 days of such Distribution Date; or

(iii) a Bankruptcy Event in respect of Vistra Operations has occurred.

“Available Amount” means, at any time, an aggregate principal amount of Senior Secured Notes equal to the Maximum P-Caps Outstanding Amount minus (i) the aggregate original principal amount of Senior Secured Notes that have been issued and sold to the Trust pursuant to the Issuance Right and not repurchased by Vistra Operations for which the Settlement Date of the exercise of the Issuance Right has occurred prior to such time and (ii) the aggregate principal amount of Senior Secured Notes for which any notice of exercise of the Issuance Right has been delivered but which have not yet been issued and sold to the Trust.

“Bankruptcy Event” means that Vistra Operations (1)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with insolvency, rehabilitative or regulatory jurisdiction over it, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) in the case of an insolvency proceeding, is not dismissed, discharged, stayed or restrained, in each case, within 60 days of the institution or presentation thereof; (2) has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); or (3) causes or is subject to any event which, under applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clause (1) or (2).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have corresponding meanings.

“BNYMTC” means The Bank of New York Mellon Trust Company, N.A., a national banking association formed under the laws of the United States.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Vistra Operations and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of Vistra Operations or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(2) Vistra Operations becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (x) any employee benefit plan of Vistra Operations or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and (y) any one or more parents of Vistra Operations in which no “person” directly or indirectly, holds beneficial ownership of Voting Stock representing more than 50.1% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Vistra Operations, measured by voting power rather than number of shares.

“Change of Control Payment Date” means the date specified in the notice to each Holder regarding the Change of Control Offer.

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Decline.

“Collateral Posting Counterparty” means any of Luminant, Dynegy or any other direct or indirect wholly owned subsidiary of Vistra Operations as may be designated by Vistra Operations from time to time.

“Consolidated Net Worth” means the consolidated stockholders’ equity of Vistra Operations, determined in accordance with GAAP but excluding (i) accumulated other comprehensive income (or loss) and (ii) equity of non-controlling interests attributable thereto.

“Designated Account” means the LC Collateral Account.

“Dynegy” means Dynegy Marketing and Trade, LLC, a Texas limited liability company, and an indirect, wholly owned subsidiary of Vistra Operations.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Senior Secured Notes Trustee, or another method or system specified by the Senior Secured Notes Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the Securities Exchange Act of 1934.

“Face Amount” means, with respect to any STRIP, its face amount.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Investment Grade” in respect of the Senior Secured Notes or the P-Caps means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by Vistra Operations as a replacement agency).

“Issuance Notice” means a written notice substantially in the form attached as Annex A-1 in the case of an exercise of the Issuance Right by Vistra Operations.

“Issue Date” means June 15, 2023.

“Luminant” means Luminant Energy Company, LLC, a Texas limited liability company, and an indirect, wholly owned subsidiary of Vistra Operations.

“Mandatory Exercise Event” means:

(1) the Consolidated Net Worth has fallen below the Minimum Threshold;

(2) an Event of Default under (and as defined in) the Senior Secured Notes Indenture has occurred or would have occurred had the Senior Secured Notes been outstanding; or

(3) (a) Vistra Operations determines that an Investment Company Act Event is reasonably likely to occur or has occurred and (b)(i) within five (5) Business Days of such determination the Transaction Agreements have not been amended to prevent or cease such event or (ii) Vistra Operations has reasonably determined that no such amendment is possible; or

(4) a Change of Control Offer Expiration Date has occurred.

“Maximum P-Caps Outstanding Amount” means, at any time, in respect of the Senior Secured Notes, $450,000,000 aggregate principal amount of Senior Secured Notes less the aggregate principal amount of Senior Secured Notes, if any, that Vistra Operations has previously redeemed or as to which Vistra Operations has paid the Cash Settlement Amount.

“Minimum Threshold” means $1.5 billion, subject to adjustment as set forth in Section 2.4.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Notes Purchase Price” means,

(a) in the case of a voluntary exercise of the Issuance Right, delivery of all or a portion of the Eligible Assets in the form of Treasuries and STRIPS, and Substitute Deposits related to Designated Securities or Counterparty Securities, as applicable, that are then held by the Trust, to Vistra Operations;

(b) in the case of a Designation Issuance Event, relinquishment of any further rights to all of the Designated Securities that have been delivered to such Designated Account (including the Trust’s rights to future Substitute Payments in respect of such Designated Securities), in each case such that the applicable Notes Purchase Price is the UST Proportionate Amount to the Unit Amount of Senior Secured Notes as to which such Issuance Right is exercised.

“P-Caps” means the Pre-Capitalized Trust Securities offered by the Trust, which will be mandatorily redeemable by the Trust for cash on the P-Caps Final Redemption Date.

“P-Caps Final Redemption Date” means May 17, 2028.

“Payment Date” means (i) with respect to any Designated Treasury or Counterparty Treasury, the date upon which a principal or interest payment is payable in accordance with its terms and (ii) with respect to any Designated STRIP or Counterparty STRIP, the date upon which its Face Amount is payable in accordance with its terms.

“Payment Deadline” means, with respect to any Designated Treasury or Counterparty Treasury, 12:00 p.m. on or prior to the applicable Distribution Date.

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Senior Secured Notes or P-Caps available, a Nationally Recognized Statistical Rating Organization selected by Vistra Operations which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to the Senior Secured Notes or P-Caps.

“Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of Vistra Operations to effect a Change of Control.

“Rating Decline” means the decrease in the rating of the Senior Secured Notes and/or the P-Caps by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Senior Secured Notes and/or the P-Caps by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of the Senior Secured Notes and/or the P-Caps, as applicable, is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided further, that no Rating Decline shall occur if following such decrease in rating, (x) the P-Caps are rated Investment Grade by at least two Rating Agencies or (y) the ratings of the P-Caps by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

“Reorganization” means any consolidation, merger or sale of all or substantially all assets of Vistra Operations or any similar transaction, or acquisition or disposition of any subsidiary of Vistra Operations (whether a direct or indirect subsidiary).

“Return Deadline” means, with respect to any Designated Securities or Counterparty Securities, 12:00 p.m. on the date that is the third Business Day prior to the applicable Payment Date of such Designated Securities or Counterparty Securities, as applicable.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Settlement Date” means the date on which the relevant exercise of the Issuance Right is settled.

“Special Facility Fee” means, with respect to any Overdue Amount, a premium equal to the excess, if any, of (1) the amount due and payable on the Eligible Assets held by the Trust or under this Agreement as of the Distribution Date, plus interest thereon at the Coupon Rate from and including the Business Day immediately following the Distribution Date, to, but excluding, the earlier of (A) the date on which the Trust is required to make the relevant distribution pursuant to Section 5.8 of the Trust Declaration and (B) the settlement date of any exercise in full of the Issuance Right after such Distribution Date, calculated on a 30/360 Basis, over (2) the amounts otherwise actually received by the Trust in respect of any Treasuries and/or STRIPS (including the purchase price of any Defaulted STRIPS and the payment amounts of any Defaulted Payments on any Defaulted Treasuries) or such Overdue Amount (including overdue interest on any Eligible Assets). Notwithstanding the foregoing, the Special Facility Fee payable in respect of any Overdue Amounts paid after the Trust Dissolution Date will be the amount equal to interest at the Coupon Rate from and including the Trust Dissolution Date to, but excluding, the earliest of (A) the date on which the Trust is required to make the relevant distribution pursuant to Section 8.2 of the Trust Declaration, (B) the settlement date of any exercise in full of the Issuance Right after such Trust Dissolution Date and (C) the date on which any Overdue Amount is paid in respect of any amounts payable on the Trust

Dissolution Date, calculated on a 30/360 Basis on a notional amount equal to the excess of (i) the amount due and payable on the Eligible Assets or under this Agreement as of the Trust Dissolution Date over (ii) the amounts otherwise actually received by the Trust in respect of any Treasuries and/or STRIPS (including the purchase price of any Defaulted STRIPS and the payment amounts of any Defaulted Payments on any Defaulted Treasuries) or in respect of such Overdue Amounts (including overdue interest on any Defaulted Securities).

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“Subsidiary” means, with respect to any specified Person:

1.

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustee of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

2.

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of Vistra Operations’ obligations under this Agreement.

“Substitute Deposit(s)” means, in respect of any Designated Security or Counterparty Securities, as applicable, a cash deposit representing a Substitute Payment held by the Trust or the Vistra Collateral Agent.

“Trust Declaration” means the Amended and Restated Declaration of the Trust, dated as of the date hereof, among Vistra Operations, as depositor, BNYMTC, as trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, and Vistra Operations, solely for the purposes of Sections 5.10(b) and (f), Sections 5.17(b), (d), (e) and (f) and Section 10.4(c) thereof, relating to the Trust.

“Trust Expense Reimbursement Agreement” means the Trust Expense Reimbursement Agreement, dated as of the date hereof, between Vistra Operations and the Trust.

“Unit Amount” means $50,000,000.

“UST Proportionate Amount” means, with respect to any Unit Amount of Senior Secured Notes, an amount of Eligible Assets in the form of Treasuries and STRIPS and/or Substitute Deposits related to Designated Securities or Counterparty Securities, as applicable, to be delivered by the Trust and/or Designated Securities or Counterparty Securities, as applicable, the rights to which are relinquished by the Trust, such that the aggregate payments scheduled to be made on such Eligible Assets in the form of Treasuries and STRIPS, Substitute Deposits related to Designated Securities or Counterparty Securities, as applicable, and Designated Securities or Counterparty Securities, as applicable, would entitle the holder collectively to receive payment of (a) on or prior to each Distribution Date, an amount equal to the UST Portfolio Rate applied to the Unit Amount of Senior Secured Notes and (b) on or prior to the P-Caps Final Redemption Date, an amount equal to the Unit Amount of Senior Secured Notes; provided that the applicable payment amount on any Distribution Date or the P-Caps Final Redemption Date shall be decreased by a pro rata amount in the event that the Trust liquidates and sells any Eligible Assets in the form of Treasuries and STRIPS, or Substitute Deposits related to Designated Securities or Counterparty Securities, as applicable, pursuant to Section 5.9 or Article VIII of the Trust Declaration and such amount is not reimbursed by Vistra Operations.

“Vistra Pledge Agreement” means the Pledge and Control Agreement, dated as of the date hereof, among the Trust, BNYMTC, as Vistra Collateral Agent, and The Bank of New York Mellon, as Securities Intermediary.

“Voluntary Exercise” means any exercise of the Issuance Right that is not (i) an Automatic Exercise, (ii) a Mandatory Exercise or (iii) a Designation Issuance Exercise.

(b) As used herein (including in the Preamble and Recitals), each of the following terms shall have the meaning set forth in the Section of this Agreement or in the other document set forth opposite such term in the table below, unless the context otherwise requires:

30/360 Basis	Trust Declaration
Additional Indebtedness	Senior Secured Notes Indenture
Agreement	Preamble
Authorized Officer	Vistra Pledge Agreement
Automatic Exercise	Section 2.1(a)
Automatic Exercise Notice	Section 3.2(a)
Bankruptcy Law	Senior Secured Notes Indenture
Business Day	Trust Declaration
Cash Settlement Amount	Section 2.1(b)
Cash Settlement Election	Section 2.1(b)
Change of Control Offer	Section 2.2(d)(i)
Change of Control Offer Expiration Date	Section 2.2(d)(i)
Change of Control Offer Issuance Amount	Section 2.2(d)(iii)
Change of Control Offer Subject Amount	Section 2.2(d)(iii)
Change of Control Payment	Section 2.2(d)(ii)
Change of Control Payment Date	Section 2.2(d)(i)
Collateral	Senior Secured Notes Indenture
Collateral Agent	Trust Declaration
Collateral Trust Agreement	Senior Secured Notes Indenture
Collateral Trust Joinder	Trust Declaration

Collateral Trustee	Senior Secured Notes Indenture
Controlling Priority Lien Representative	Senior Secured Notes Indenture
Counterparty Securities	Section 4.1(c)
Counterparty Securities Return Notice	Section 4.2(b)
Counterparty STRIPS	Section 4.1(c)
Counterparty Treasuries	Section 4.1(c)
Credit Agreement	Senior Secured Notes Indenture
Default	Senior Secured Notes Indenture
Defaulted Securities	Trust Declaration
Defaulted Payments	Trust Declaration
Defaulted STRIPS	Trust Declaration
Defaulted Treasuries	Trust Declaration
Delaware Trustee	Trust Declaration
Designated Securities	Section 4.1(a)
Designated Collateral	Section 4.1(a)
Designated Person	Recitals
Designated Secured Parties	Trust Declaration
Designated Securities	Section 4.1(a)
Designated Securities Return Notice	Section 4.2(b)
Designated STRIPS	Section 4.1(a)
Designated Treasuries	Section 4.1(a)
Designation Feature	Section 4.1(a)
Designation Feature Exercise Notice	Section 4.1(a)
Designation Issuance Event	Section 4.3(a)
Designation Issuance Event Notice	Section 4.3(b)
Designation Issuance Exercise	Section 4.3(a)
Distribution Date	Trust Declaration
Distribution Period	Trust Declaration
Eligible Assets	Trust Declaration
Enforceability Exceptions	Section 7.1(e)
Event of Default	Senior Secured Notes Indenture
Facility Fee	Section 5.1
First Supplemental Indenture	Recitals
Holder	Trust Declaration
Indebtedness	Senior Secured Notes Indenture
Initial Note Certificate	Section 2.1(d)
Investment Company Act Event	Trust Declaration
Investment Grade Event	Senior Secured Notes Indenture
Issuance Right	Section 2.1(a)
LC Collateral Account	Trust Declaration
LC Collateral Agent	Trust Declaration
LC Facility Secured Parties	LC Pledge Agreement
LC Pledge Agreement	Trust Declaration
Lien	Senior Secured Notes Indenture
Majority of Holders	Trust Declaration
Mandatory Exercise	Section 2.1(a)

Moody’s	Trust Declaration
Note Security Documents	Senior Secured Notes Indenture
Offering Memorandum	Trust Declaration
Officer’s Certificate	Senior Secured Notes Indenture
Overdue Amounts	Section 5.2
P-Caps Tax Event	Trust Declaration
P-Caps Tendered Amount	Section 2.2(d)(iii)
Person	Trust Declaration
Permitted Liens	First Supplemental Indenture
Posting Right	Section 4.1(c)
Posting Right Exercise Notice	Section 4.1(c)
Pledged Property Account	Pledge Agreement
Priority Lien	Senior Secured Notes Indenture
Priority Lien Debt	Senior Secured Notes Indenture
Priority Lien Documents	Senior Secured Notes Indenture
Priority Lien Obligations	Senior Secured Notes Indenture
Proceedings	Section 8.7
Redemption Price	Senior Secured Notes
Repurchase	Section 2.2(a)
Repurchase Price	Section 2.2(a)
Repurchase Right	Section 2.2(a)
Repurchase Settlement Date	Section 2.2(c)
Restricted Subsidiary	Senior Secured Notes Indenture
Return Obligation	Section 4.1(d)(ii)
Reversion Date	Section 9.5(a)(iv)
Secured Obligations	Section 9.1(a)
Securities Intermediary	Trust Declaration
Security Register	Senior Secured Notes Indenture
Senior Secured Notes	Recitals
Senior Secured Notes Indenture	Recitals
Senior Secured Notes Trustee	Recitals
Special Facility Fee Payment Date	Section 5.2
Specified Amount	Section 3.1
Standard & Poor’s	Trust Declaration
STRIPS	Trust Declaration
Subsidiary Guarantor	Senior Secured Notes Indenture
Substitute Payment	Section 4.1(d)(ii)
Transaction Agreements	Trust Declaration
Treasuries	Trust Declaration
Treasury Payment Date	Section 5.3
Treasury Payment Period	Section 5.3
Trust	Preamble
Trust Dissolution Date	Trust Declaration
Trust Securities	Trust Declaration
Trustee	Trust Declaration
Unit Amount	Section 2.1(b)

UST Portfolio Rate	Trust Declaration
Vistra Collateral Agent	Trust Declaration
Vistra Operations	Preamble
Vistra Secured Party	Vistra Pledge Agreement
Voting Stock	Senior Secured Notes Indenture

Section 1.2. Interpretation.

Unless the context otherwise requires, in this Agreement (including in the Recitals):

(a) any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or such other agreement or document, as applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;

(b) any reference to a statute or regulation shall be construed as a reference to such statute or regulation or any successor or replacement statute or regulation, in each case as the same may have been, or may from time to time be, amended, varied or supplemented in accordance with its terms;

(c) any reference to time is to New York City time;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Annexes” refer to Articles or Sections of, or Annexes to, this Agreement except as otherwise expressly provided;

(e) the word “including” shall be deemed to be followed by the words “without limitation”;

(f) any definition shall be equally applicable to both the singular and plural forms of the defined term;

(g) headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof; and

(h) whenever in this Agreement any Person is named or referred to, the successors and assigns of such Persons shall be deemed to be included, and all covenants and agreements in this Agreement by Vistra Operations, the Trust and the Senior Secured Notes Trustee shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

ARTICLE II

ISSUANCE RIGHT; REPURCHASE RIGHT; TERM

Section 2.1. Grant of Issuance Right.

(a) The Trust hereby grants to Vistra Operations the right to require the Trust to purchase, on one or more occasions, up to the Maximum P-Caps Outstanding Amount of Senior Secured Notes on the terms specified in this Agreement (the “Issuance Right”). The exercise of the Issuance Right shall be in the sole discretion of Vistra Operations; provided that at any time that Vistra Operations has a Return Obligation with respect to Designated Securities, Vistra Operations is not permitted to make a Voluntary Exercise of the Issuance Right with respect to such Designated Securities; and provided further that at any time the Trust holds Eligible Assets or Vistra Operations has a Return Obligation with respect to Designated Securities or Counterparty Securities, (i) Vistra Operations shall exercise the Issuance Right for the entire Available Amount upon the occurrence of a Mandatory Exercise Event not involving a Change of Control Offer Expiration Date and shall exercise the Issuance Right for an Available Amount equal to the Change of Control Offer Issuance Amount under the occurrence of a Mandatory Exercise Event involving a Change of Control Offer Expiration Date (any such exercise, a “Mandatory Exercise”), (ii) the exercise of the Issuance Right for the entire Available Amount shall occur automatically (such exercise, an “Automatic Exercise”) upon the occurrence of an Automatic Exercise Event, and (iii) Vistra Operations shall make a Designation Issuance Exercise upon the occurrence of a Designation Issuance Event. The Senior Secured Notes Trustee shall not have any duty to calculate, monitor or track the Maximum P-Caps Outstanding Amount.

(b) Vistra Operations may, in connection with any Voluntary Exercise or any Mandatory Exercise pursuant to a Change of Control Trigger Event (solely to the extent of the Change of Control Offer Subject Amount), make an election (a “Cash Settlement Election”) to deliver on the Settlement Date, in lieu of Senior Secured Notes, by wire transfer in immediately available funds, an amount equal to the Redemption Price (or the Change of Control Offer Subject Amount), including accrued and unpaid interest through the date of payment, as determined pursuant to the Senior Secured Notes and the Senior Secured Notes Indenture (the “Cash Settlement Amount”), that would be payable if Vistra Operations had sold such Senior Secured Notes to the Trust and redeemed them on such Settlement Date, provided that a Cash Settlement Election with respect to less than all of the Senior Secured Notes may be made only with respect to an integral multiple of the Unit Amount in principal amount of Senior Secured Notes. Notwithstanding anything to the contrary, in the event that Vistra Operations elects to pay the Cash Settlement Amount pursuant to a Mandatory Exercise in connection with a Change of Control Trigger Event in lieu of issuing the Change of Control Offer Issuance Amount of Senior Secured Notes, the Trust shall not be required to redeem any P-Caps as a result of such payment of the Cash Settlement Amount, and such Cash Settlement Amount shall be paid by the Trust to repurchase P-Caps as all or part of the Change of Control Payment with respect to the P-Caps Tendered Amount.

(c) The Trust shall purchase Senior Secured Notes from Vistra Operations (or, if Vistra Operations has made a Cash Settlement Election with respect to such Senior Secured Notes, receive the applicable Cash Settlement Amount) in exchange for the Notes Purchase Price to be delivered to Vistra Operations upon each exercise of the Issuance Right, in whole or in part, as provided in Article III, in accordance with any Issuance Notice or upon an Automatic Exercise and subject to the terms and conditions set forth herein.

(d) The parties acknowledge and agree that:

(i) on the date hereof, Vistra Operations is issuing to the Trust a Senior Secured Note with an initial principal amount of $0 (the “Initial Note Certificate”);

(ii) any delivery of Senior Secured Notes by Vistra Operations to the Trust as contemplated by this Agreement upon any Voluntary Exercise, Automatic Exercise, Mandatory Exercise, Designation Issuance Exercise shall be effected by increasing the principal amount of the Initial Note Certificate and recording such increase in the Security Register, upon receipt of notification as contemplated herein of such Voluntary Exercise, Automatic Exercise, Mandatory Exercise, Designation Issuance Exercise; and

(iii) any redemption of Senior Secured Notes held by the Trust and any delivery of Senior Secured Notes by the Trust to Vistra Operations upon Vistra Operations’ exercise of the Repurchase Right shall be effected by decreasing the principal amount of the Initial Note Certificate and recording such decrease in the Security Register, upon receipt of notification thereof as contemplated herein.

Section 2.2. Repurchase Right.

(a) Subject to Section 2.2(b), Vistra Operations shall have the right to repurchase, on one or more occasions, Senior Secured Notes then outstanding and held by the Trust, in whole or in part (provided that any repurchase of less than all Senior Secured Notes then outstanding and held by the Trust shall be made as to an integral multiple of the Unit Amount in principal amount of Senior Secured Notes), at any time in exchange for delivery to the Trust of Eligible Assets that entitle the Trust to receive, on each subsequent Treasury Payment Date through and including the Treasury Payment Date immediately preceding the P-Caps Final Redemption Date, payments of principal and interest that are in the same amounts as the Trust would have received on each such Treasury Payment Date on the Eligible Assets that it delivered to Vistra Operations, the rights to which the Trust relinquished, upon the exercise of the Issuance Right in respect of the Senior Secured Notes to be so repurchased (the “Repurchase Price”). The repurchase right described in this Section 2.2(a) is referred to herein as a “Repurchase Right” and any such repurchase is referred to herein as a “Repurchase”.

(b) The Repurchase Right shall terminate upon the earliest to occur of (i) an Automatic Exercise Event, (ii) a Mandatory Exercise Event or (iii) Vistra Operations’ delivery of a notice substantially in a form of Annex B to the Trust and the Senior Secured Notes Trustee, in which Vistra Operations irrevocably waives its right to exercise the Repurchase Right. Vistra Operations may not effect a Repurchase of any Senior Secured Notes for which Vistra Operations has delivered a notice of redemption pursuant to the Senior Secured Notes Indenture.

(c) Vistra Operations may exercise the Repurchase Right by delivering to the Trust and the Senior Secured Notes Trustee a notice substantially in the form of Annex C, which notice shall specify the settlement date (the “Repurchase Settlement Date”), which shall be a Business Day that is prior to the Trust Dissolution Date and at least three (3) Business Days after Vistra Operations delivers such notice. On the Repurchase Settlement Date, Vistra Operations shall deliver the Repurchase Price to the Trust against delivery of the Senior Secured Notes by the Trust to Vistra Operations or its designee. Each of Vistra Operations and the Trust hereby covenants and agrees that its delivery of the Repurchase Price or the Senior Secured Notes, respectively, pursuant to this Section 2.2 shall be made free and clear of any adverse claims (other than claims that arise as a result of the actions of, or claims against, another party hereto), together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Repurchase Price or the Senior Secured Notes to the Trust or Vistra Operations (or its designee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Repurchase Price or the Senior Secured Notes, as the case may be. For the avoidance of doubt, Senior Secured Notes repurchased pursuant to this Section 2.2 or for which Vistra Operations has paid the Cash Settlement Amount in lieu of issuance pursuant to the foregoing can be re-issued.

(d) Change of Control Offer.

(i) Upon the occurrence of a Change of Control Trigger Event, Vistra Operations shall deliver a notice to the Trustee that such Change of Control Trigger Event has occurred. Within 30 days following its receipt of such notice of Change of Control Trigger Event, the Trustee will mail (or deliver electronically) the notice (the “Change of Control Offer”) prepared by Vistra Operations to each holder of the P-Caps describing the transaction or transactions that constitute the Change of Control and offering to repurchase P-Caps on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the Trust Declaration and described in such notice. Holders of the P-Caps electing to have any P-Caps purchased pursuant to a Change of Control Offer (as evidenced by their surrender) shall be required to surrender the P-Caps to the paying agent for the P-Caps on the third Business Day preceding the Change of Control Payment Date (the “Change of Control Offer Expiration Date”). Vistra Operations and the Trust will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the P-Caps as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Agreement, the Trust Declaration or the Senior Secured Notes Indenture, Vistra Operations and the Trust will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Agreement, the Trust Declaration or the Senior Secured Notes Indenture by virtue of such compliance as evidenced by an Officer’s Certificate delivered by Vistra Operations to the Trustee.

(ii) In the Change of Control Offer, the Trust, at the direction of Vistra Operations, and subject to the receipt from Vistra Operations of the change of control payment with respect to the relevant Senior Secured Notes (which such payment may be made directly to the Trust to the extent no Senior Secured Note is held through the facilities of a depository, and all such Senior Secured Notes are held in the name of the Trust) plus, to the extent Vistra Operations elects to pay the Cash Settlement Amount with respect to the Change of Control Offer Subject

Amount, such Cash Settlement Amount, will offer a payment in cash equal to 101% of the aggregate initial purchase price of the P-Caps, plus accrued and unpaid distributions, if any, on the P-Caps to the date of repurchase, subject to the rights of holders of the P-Caps on the relevant record date to receive distributions on the relevant Distribution Date (the “Change of Control Payment”).

(iii) If the Senior Secured Notes with respect to which Vistra Operations has made a change of control offer under the Senior Secured Notes Indenture are then held by the Trust (including any Senior Secured Notes to be issued to the Trust pursuant to a Mandatory Exercise), Vistra Operations shall notify the Trust and the Senior Secured Notes Trustee of the change of control triggering event under the Senior Secured Notes Indenture and the Trust will accept such change of control offer under the Senior Secured Notes Indenture with respect to such Senior Secured Notes to the extent holders of the P-Caps have accepted the Change of Control Offer with respect to the P-Caps. Holders of the P-Caps electing to have any P-Caps purchased pursuant to a Change of Control Offer shall be required to surrender the P-Caps to the paying agent for the P-Caps on the Change of Control Offer Expiration Date. Upon the occurrence of a Change of Control Offer Expiration Date with respect to the P-Caps (which shall constitute a Mandatory Exercise Event in respect of the Issuance Right), Vistra Operations shall sell to the Trust Senior Secured Notes in a principal amount equal to the excess of the initial purchase price of the P-Caps that have accepted the Change of Control Offer (the “P-Caps Tendered Amount”) over the principal amount of Senior Secured Notes held by the Trust, with such excess rounded up to the nearest $50 million principal amount (such principal amount following rounding, the “Change of Control Offer Issuance Amount” and such principal amount prior to rounding the “Change of Control Offer Subject Amount”)); provided that Vistra Operations may elect to pay the Cash Settlement Amount with respect to the Change of Control Offer Issuance Amount in lieu of issuing such Senior Secured Notes. On the Change of Control Payment Date, Vistra Operations shall pay an amount equal to the Change of Control Payment to the holders of the Senior Secured Notes to repurchase a principal amount of Senior Secured Notes equal to the P-Caps Tendered Amount (minus the Change of Control Offer Subject Amount if Vistra Operations has paid the Cash Settlement Amount with respect thereto in lieu of issuance) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, in each case to the extent necessary to pay the Change of Control Payment with respect to the P-Caps Tendered Amount. For the avoidance of doubt, Senior Secured Notes repurchased pursuant to this Section 2.2(d) or for which Vistra Operations has paid the Cash Settlement Amount in lieu of issuance pursuant to the foregoing cannot be re-issued.

(iv) On the Change of Control Payment Date, to the extent lawful:

(A) the Trust shall accept for payment all P-Caps properly tendered pursuant to the Change of Control Offer;

(B) Vistra Operations shall pay to the paying agent for payment to the holders of the Senior Secured Notes an amount equal to the Change of Control Payment in respect of all P-Caps properly tendered; and

(C) Vistra Operations shall deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate initial purchase price of P-Caps being re-purchased by the Trust.

(v) The paying agent for the P-Caps (to the extent it has received such amounts) shall promptly distribute to each holder of P-Caps properly tendered the Change of Control Payment for the P-Caps. Vistra Operations shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(vi) The provisions set forth in this Section 2.2(d) shall apply whether or not any other provisions of the Trust Declaration are applicable.

(vii) Notwithstanding anything to the contrary in this Section 2.2(d), the Trust shall not be required to make a Change of Control Offer upon a Change of Control Trigger Event if (A) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Trust Declaration applicable to a Change of Control Offer made by the Trust and purchases all P-Caps properly tendered and not withdrawn under the Change of Control Offer, or (B) notice of redemption with respect to all outstanding P-Caps has been given pursuant to the Trust Declaration, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Trigger Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Trigger Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

Section 2.3. Termination of Facility Agreement. The Issuance Right, the Repurchase Right and this Agreement shall terminate on the Trust Dissolution Date, except with respect to obligations (including any Return Obligations) that have accrued hereunder prior to such date.

Section 2.4. Consolidated Net Worth.

(a) Consolidated Net Worth. No later than five (5) Business Days after each date on which Vistra Corp.’s annual or quarterly financial statements are required to be filed on Form 10-K or Form 10-Q with the SEC, including any applicable extensions thereof, or if Vistra Corp. is not required to file such financial statements with the SEC, within 90 days after the end of each fiscal year and within 50 days after the end of each of the first three fiscal quarters of each fiscal year, Vistra Operations shall notify the Trustee of the Consolidated Net Worth as of the last day of the immediately preceding fiscal year or quarter, as the case may be. Such notice shall briefly describe any Reorganization or Accounting Change resulting in a change in the Minimum Threshold since the later of (i) the date of this Agreement or (ii) the most recent such notice and specify (A) the adjustment to the Minimum Threshold caused by such Reorganization or Accounting Change, including the calculation of such adjustment, and (B) the effective date of such adjustment. For the avoidance of doubt, the Trustee shall have no duty, obligation or responsibility to take any action in connection with such notice, other than forwarding to Holders of the P-Caps upon request.

(b) Reorganizations. In the event of a Reorganization of Vistra Corp. that would result in a change in its Consolidated Net Worth, after giving effect to such Reorganization, of 15% or more of its Consolidated Net Worth immediately prior to such Reorganization, the Minimum Threshold shall be adjusted by multiplying the Minimum Threshold applicable immediately prior to such Reorganization by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to such Reorganization, and the denominator of which is the Consolidated Net Worth immediately prior to the Reorganization.

(c) Change of Accounting Policies. If at any time an Accounting Change would affect the computation of Consolidated Net Worth resulting in a change in the Consolidated Net Worth, after giving effect to such Accounting Change, of 15% or more of the Consolidated Net Worth immediately prior to such Accounting Change, the Minimum Threshold shall be adjusted by multiplying the Minimum Threshold applicable immediately prior to the Accounting Change by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to the Accounting Change, and the denominator of which is the Consolidated Net Worth immediately prior to the Accounting Change.

(d) Calculation of the Consolidated Net Worth. For purposes of this Section 2.4, the Consolidated Net Worth immediately prior to a Reorganization or an Accounting Change shall be calculated based on the most recent annual or quarterly consolidated financial statements of Vistra Corp. prior to such Reorganization or Accounting Change, as the case may be, that are available at the time of determination of such Consolidated Net Worth.

Section 2.5. Exercisability of the Issuance Right. The Issuance Right shall be exercisable in accordance with Section 2.1 notwithstanding any failure to pay any amount due under this Agreement, and no such failure shall constitute a breach of or a default under this Agreement unless, by the end of the 30th day following the applicable Distribution Date on which amounts are due from Vistra Operations to the Trust, such failure has not been remedied (whether (i) by Vistra Operations paying the unpaid amount to the Trust or (ii) by Vistra Operations delivering an Issuance Notice with respect to the entire Available Amount, for settlement prior to such 30th day, and such amounts being set-off against the Notes Purchase Price in respect thereof).

Section 2.6. Mandatory Exercise Events. Vistra Operations shall give prompt written notice to the Trust of the occurrence of any Mandatory Exercise Event.

ARTICLE III

EXERCISE OF THE ISSUANCE RIGHT

Section 3.1. Exercise of the Issuance Right by Vistra Operations.

(a) The Issuance Right shall be exercisable upon delivery by Vistra Operations of an Issuance Notice to the Trust and the Senior Secured Notes Trustee substantially in the form attached as Annex A-1. The Issuance Notice shall specify (i) whether such exercise is a Mandatory Exercise, (ii) the Settlement Date, which shall be a Business Day that is on or prior to the Trust Dissolution Date and at least two (2) Business Days after the date such notice is received by the Trust and the Senior Secured Notes Trustee, and if Vistra Operations is making a Cash Settlement Election, at least 10 days but not more than 60 days following the date such notice is received by the Trust and the Senior Secured Notes Trustee; provided that in the case of a Mandatory Exercise, a Designation Issuance Exercise, the Settlement Date shall be the second Business Day after the date of receipt, (iii) whether the Settlement Date is the Trust Dissolution Date, (iv) the principal amount of Senior Secured Notes with respect to which Vistra Operations is exercising the Issuance Right (the “Specified Amount”), which shall be an integral multiple of the Unit Amount, or, in the case of a Mandatory Exercise (other than a Mandatory Exercise pursuant to clause (4) of the definition of Mandatory Exercise Event), the entire Available Amount, (v) in the case of a Voluntary Exercise by Vistra Operations, the applicable Eligible Assets, Substitute Deposits related to Designated Securities or Counterparty Securities (in each case, if any), constituting the applicable Notes Purchase Price and (vi) in the case of a Voluntary Exercise by Vistra Operations, the principal amount of Senior Secured Notes, if any, as to which Vistra Operations has made a Cash Settlement Election. On the Settlement Date, (x) the Senior Secured Notes Trustee shall deliver the Specified Amount of the Senior Secured Notes or (y) with respect to any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election, Vistra Operations shall deliver the Cash Settlement Amount to the Trust against delivery of the Notes Purchase Price by the Trust to Vistra Operations. Vistra Operations may not voluntarily exercise the Issuance Right with respect to any Designated Securities.

(b) The portion, if any, of the Notes Purchase Price that consists of Designated Securities or Counterparty Securities, as applicable, shall be deemed delivered to Vistra Operations on the Settlement Date, on which date the Trust shall relinquish any further rights to such Designated Securities or Counterparty Securities, as applicable, and any the right to all future Substitute Payments in respect thereof.

Section 3.2. Automatic Exercise of the Issuance Right

(a) The Trust shall deliver a notice substantially in the form of Annex D (such notice, an “Automatic Exercise Notice”) to the Senior Secured Notes Trustee and Vistra Operations within two (2) Business Days after obtaining actual knowledge of any Automatic Exercise Event that is not a Bankruptcy Event, and the Settlement Date of such Automatic Exercise shall be the second Business Day after the date such notice is received by the Senior Secured Notes Trustee, provided that if the Senior Secured Notes Trustee receives notice that a Bankruptcy Event with respect to Vistra Operations has occurred before such Settlement Date, the Settlement Date shall be determined pursuant to Section 3.2(b).

(b) Vistra Operations shall deliver an Automatic Exercise Notice to the Trust and the Senior Secured Notes Trustee promptly upon becoming aware of any Bankruptcy Event with respect to Vistra Operations and provide the Senior Secured Notes Trustee and the Trust with either an order of the court, supervisor or other regulator administering its bankruptcy, receivership, liquidation or similar proceeding authorizing the increase in the outstanding amount of the Senior Secured Notes to the Trust or an opinion of counsel that the Senior Secured Notes may be issued and sold to the Trust without obtaining any such order. The Settlement Date of such Automatic Exercise shall be the second Business Day after such order or opinion of counsel is received by the Trust and the Senior Secured Notes Trustee or, if later, the date required by such order.

(c) On the Settlement Date of an Automatic Exercise, the Senior Secured Notes Trustee shall deliver the entire Available Amount of the Senior Secured Notes (as set forth in the Automatic Exercise Notice) to or upon the order of the Trust against delivery of the Notes Purchase Price by the Trust to Vistra Operations.

Section 3.3. Settlement and Delivery.

(a) Delivery of the Senior Secured Notes (or the Cash Settlement Amount, in respect of any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election) and the Notes Purchase Price, in respect of any exercise of the Issuance Right shall take place prior to 3:00 p.m. on the applicable Settlement Date. Unless otherwise changed by a prior written notice to the Trust by Vistra Operations, in the case of an exercise of the Issuance Right by Vistra Operations on the applicable Settlement Date, subject to the receipt of the Senior Secured Notes (or such Cash Settlement Amount), the Notes Purchase Price shall be delivered to or upon the order of Vistra Operations according to the delivery instructions provided by Vistra Operations. For the avoidance of doubt, any delay in delivery of any Senior Secured Notes or Cash Settlement Amount or the Notes Purchase Price shall not extinguish the rights of Vistra Operations or the Trust to receive the Notes Purchase Price or any Cash Settlement Amount or Senior Secured Notes, as the case may be, following the exercise of the Issuance Right.

(a) Payment of the Notes Purchase Price shall be subject to set-off against any amounts due and unpaid by Vistra Operations to the Trust on the applicable Settlement Date pursuant to this Agreement, the Trust Declaration or the Trust Expense Reimbursement Agreement and such set-off shall be deemed to satisfy the Trust’s obligation to pay the Notes Purchase Price with respect to such set-off amounts (with the Eligible Treasury Assets included in the Notes Purchase Price being valued for the purpose of such set-off based on the proceeds received therefor by the Trust). Except as set forth in the immediately preceding sentence, payment of the Notes Purchase Price by the Trust shall be made as provided in this Article III without setoff, claim, recoupment, deduction or counterclaim.

(b) Each of Vistra Operations and the Trust hereby covenants and agrees that its delivery of the Senior Secured Notes or the Notes Purchase Price, respectively, pursuant to this Article III shall be made free and clear of any adverse claims (other than claims that arise as a result of the actions of, or claims against, another party hereto), together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Senior Secured Notes or the Notes Purchase Price to the Trust or Vistra Operations (or its nominee), as the case may be, and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Senior Secured Notes or the Notes Purchase Price, as the case may be. Regardless of when they are issued and sold to the Trust, and whether they are issued and sold to the Trust pursuant to one exercise or several exercises, all Senior Secured Notes issued shall consist of a single series of securities under the Senior Secured Notes Indenture.

ARTICLE IV

DESIGNATION FEATURE AND POSTING RIGHT

Section 4.1. Right to Exercise Designation Feature and Posting Right.

(a) From time to time, Vistra Operations may, subject to the terms and conditions set forth herein, direct the Trust pursuant to a notice substantially in the form attached hereto as Annex E (a “Designation Feature Exercise Notice”), to (i) deliver all or a specified (x) principal amount of Treasuries (the “Designated Treasuries”), and/or (y) face amount of STRIPS (the “Designated STRIPS” and, together with the Designated Treasuries, the “Designated Securities”) to the Designated Account identified in the Designation Feature Exercise Notice and (ii) pledge all of its right, title and interest in and to the applicable Designated Securities, the Designated Account in which such Designated Securities are held, all security entitlements (as defined under federal law or the Uniform Commercial Code as in effect in the State of New York or other applicable jurisdiction, as applicable) related thereto, any other property or assets from time to time on deposit in such Designated Account and/or credited thereto, and all proceeds, products, accessions, profits or in respect of any of the foregoing (collectively, the “Designated Collateral”) to the LC Collateral Agent for the benefit of one or more LC Facility Secured Parties (each such delivery of Designated Securities, an exercise of the “Designation Feature”). Each transfer and pledge of Designated Collateral shall be made free and clear of all Liens created under the Vistra Pledge Agreement but the Trust shall otherwise retain its right, title and interest in and to the Designated Collateral upon such transfer and pledge.

(b) Prior to the exercise of the Designation Feature by Vistra Operations with respect to the LC Collateral Account, Vistra Operations, as Depositor of the Trust, shall direct the Trust pursuant to a notice substantially in the form attached hereto as Annex H (a “LC Pledge Agreement Direction Notice”) to enter into the LC Pledge Agreement among the Trust, Vistra Operations, the LC Collateral Agent and The Bank of New York Mellon, as deposit bank and securities intermediary, substantially in the form attached as Exhibit A to the LC Pledge Agreement Direction Notice with such changes thereto as to which Vistra Operations and the LC Collateral Agent may agree to implement such LC Collateral Agent’s required collateral agency provisions and operational requirements.

(c) From time to time, Vistra Operations may, subject to the terms and conditions set forth herein, direct the Trust pursuant to a notice substantially in the form attached hereto as Annex F (a “Posting Right Exercise Notice”), to deliver all or a specified (i) principal amount of Treasuries (the “Counterparty Treasuries”), and/or (ii) face amount of STRIPS (the “Counterparty STRIPS” and, together with the Counterparty Treasuries, the “Counterparty Securities”) to the applicable Counterparty Account at the applicable Collateral Posting Counterparty identified in the Collateral Posting Exercise Notice (each such delivery of Counterparty Securities, an exercise of the “Posting Right”). Each delivery of Counterparty Securities shall be made free and clear of all Liens created under the Vistra Pledge Agreement and all right, title and interest of the Trust in and to the Counterparty Securities shall pass from the Trust to the Collateral Posting Counterparty upon such delivery.

(d) Following any exercise of the Designation Feature or the Posting Right, Vistra Operations shall either:

(i) (x)(A) pay or (B) cause any Designated Person or the Securities Intermediary, as applicable, with respect to Designated Treasuries, or any Collateral Posting Counterparty, with respect to Counterparty Treasuries, as applicable, to pay in cash to the Pledged Property Account of the Trust on or prior to the applicable Payment Deadline an amount equal to the amount due and payable in respect of such Designated Treasuries or Counterparty Treasuries, as applicable, on each immediately preceding Treasury Payment Date; and (y)(A) pay or (B) cause any Designated Person or the Securities Intermediary, as applicable, with respect to Designated STRIPS, or any Collateral Posting Counterparty, with respect to Counterparty STRIPS, as applicable, to pay in cash to the Trust on or prior to the Payment Deadline the face amount in respect of such Designated STRIPS or Counterparty STRIPS, as applicable, on each immediately preceding Treasury Payment Date (each such amount identified in (x) or (y), a “Substitute Payment”); and/or

(ii) cause any Designated Person or the Securities Intermediary, as applicable, to return any Designated Securities, or any Collateral Posting Counterparty, to return any Counterparty Securities, as applicable, to the Pledged Property Account of the Trust on or prior to the Return Deadline (such obligation, the “Return Obligation” with respect to such Designated Securities or Counterparty Securities, as applicable).

(e) Vistra Operations’ Return Obligation with respect to an exercise of the Designation Feature or the Posting Right, as applicable, shall be extinguished upon the return of the applicable Designated Securities or Counterparty Securities, as applicable, or in lieu of the return of such Designated Securities or Counterparty Securities, as applicable, the payment of the Substitute Payment in respect of such Designated Securities or Counterparty Securities, as applicable (regardless of the Person who returns such Designated Securities or Counterparty Securities, as applicable, or pays to the Trust the applicable Substitute Payment), in each case to the Pledged Property Account of the Trust, and upon such return or payment, such Designated Securities or Counterparty Securities, as applicable, shall cease to be Designated Securities or Counterparty Securities, as applicable, hereunder; provided that, for any Designated Treasuries or Counterparty Treasuries, Vistra Operations’ Return Obligation shall not be extinguished and such Designated Treasuries or Counterparty Treasuries, as applicable, shall not cease to be Designated Treasuries or Counterparty Treasuries, as applicable, until Vistra Operations has made a Substitute Payment to the Pledged Property Account of the Trust in the amount of all future interest and principal payments on such Designated Treasuries or Counterparty Treasuries, as applicable. Additionally, upon the Settlement Date of any Issuance Right, the Return Obligation with respect to each Designated Security or Counterparty Treasury (or, in each case, portion thereof) included in the Notes Purchase Price shall be extinguished, and such Designated Securities or Counterparty Treasuries, as applicable, included in the Notes Purchase Price shall, upon their conveyance to Vistra Operations, cease to be Designated Securities or Counterparty Treasuries, as applicable, under this Agreement. The portion of any Notes Purchase Price that consists of Designated Securities or Counterparty Treasuries, as applicable, shall be deemed delivered upon settlement of the Issuance Right.

Section 4.2. Designation Feature and Posting Right Procedures.

(a) Vistra Operations may exercise the Designation Feature or Posting Right with respect to any Eligible Assets held by the Trust by delivering (i) in the case of an exercise of the Designation Feature, a completed Designation Feature Exercise Notice to the Trustee and the Vistra Collateral Agent at least one (1) Business Day prior to the delivery date specified in the Designation Feature Exercise Notice and (ii) in the case of an exercise of the Posting Right, a completed Posting Right Exercise Notice to the Trustee and the Vistra Collateral Agent at least two (2) Business Days prior to the delivery date specified in the Posting Right Exercise Notice; provided, that in the event the Vistra Operations exercises the Posting Right with respect to any Eligible Assets on the date of this Agreement and has provided the Trust, the Vistra Collateral Agent and the Trustee with notice of its intention to so exercise the Posting Right by e-mail at least one (1) Business Day prior thereto, the two (2) Business Day notice requirement in clause (ii) above shall be waived automatically by the Trust, the Vistra Collateral Agent and the Trustee without any other action; provided that all of the Eligible Assets have been delivered and settled into the Trust Property Account prior to any exercise. In the Designation Feature Exercise Notice, Vistra Operations shall direct the Trust as to the Designated Account and in the Posting Right Exercise Notice, Vistra Operations shall direct the Trust as to the Counterparty Account. Neither a Designation Feature Exercise Notice nor a Posting Right Exercise Notice with respect to any Eligible Assets may not be delivered to the Trustee after any Issuance Notice has been delivered pursuant to Section 3.1(a) for which such Eligible Assets would be included in the Notes Purchase Price.

(b) Vistra Operations shall notify or shall cause the applicable Collateral Posting Counterparty to notify the Trustee and the Vistra Collateral Agent if Vistra Operations, a Designated Person, the Securities Intermediary or a Collateral Posting Counterparty, as applicable, will return any Designated Security or Counterparty Security not later than 12:00 noon on the Business Day prior to the applicable Return Deadline by delivering a notice substantially in the form of Annex G (each, a “Designated Securities/Counterparty Securities Return Notice”); provided, that the failure to deliver a Designated Securities/Counterparty Securities Return Notice in respect of a Designated Security or a Counterparty Security, as applicable, shall not affect the Return Obligation.

(c) Following the payment of the Substitute Payment with respect to any Designated Securities or Counterparty Securities, the Trustee or the Vistra Collateral Agent shall hold such Substitute Payment as a Substitute Deposit in accordance with the Trust Declaration and the Pledge Agreement, respectively. The right of a Designated Person, a Collateral Posting Counterparty, Vistra Operations or any other Person to make a Substitute Payment in respect of such Designated Security to the Trust in lieu of returning any Designated Security or Counterparty Securities, as applicable, to extinguish the Return Obligation shall be subject to Vistra Operations undertaking to pay the Vistra Collateral Agent and the Trustee any charges, fees or other expenses in connection therewith.

(d) It shall be Vistra Operations’ obligation to monitor compliance with and timeliness of any Return Deadline or Payment Deadline. Neither the Trustee nor the Senior Secured Notes Trustee shall have any duty or obligation to supervise or monitor Vistra Operations’ compliance with the foregoing or to provide any notice to Vistra Operations or any other Person of any Return Deadline or Payment Deadline.

Section 4.3. Designation Issuance Exercise

(a) In the event any Designated Securities leave the Designated Account (other than for the return of Designated Securities to the Pledged Property Account of the Trust) (a “Designation Issuance Event”), Vistra Operations shall exercise the Issuance Right (a “Designation Issuance Exercise”) in an integral multiple of the Unit Amount such that all Designated Securities delivered to such Designated Account (excluding any Designated STRIPS that had previously been paid at their Face Amount) would be included in the Notes Purchase Price for such Designation Issuance Exercise.

(b) In the event that Vistra Operations acting in good faith determines that a Designation Issuance Event is reasonably likely to occur and Vistra Operations remains of such determination for 30 days during which time a Designation Issuance Event does not occur, Vistra Operations will promptly notify Moody of such determination.

(c) Vistra Operations shall notify the Trustee, the Senior Secured Notes Trustee and the Vistra Collateral Agent of the occurrence of a Designation Issuance Event promptly following becoming aware of its occurrence and in any event not later than 12:00 noon on the day that is 20 days following the date of such Designation Issuance Event (or, if such date is not a Business Day, then the next Business Day), as applicable, by delivering a notice substantially in the form of Annex A-2 (each, a “Designation Issuance Event Notice”), which shall constitute an Issuance Notice in accordance with the terms therein; provided that the failure to deliver a timely Designation Issuance Event Notice with respect to a Designation Issuance Event shall not affect the occurrence and validity of any Designation Issuance Exercise with respect to such Designation Issuance Event.

(d) The Settlement Date of any Designation Issuance Exercise shall be the second Business Day after the related Designation Issuance Event Notice is received by the Trustee and the Senior Secured Notes Trustee.

ARTICLE V

FACILITY FEE AND PURCHASE OF ELIGIBLE ASSETS

Section 5.1. Facility Fee. In consideration of the Trust’s agreement to purchase the Senior Secured Notes upon the exercise of the Issuance Right in accordance with the terms of this Agreement and to make Eligible Assets available for delivery to the Designated Account pursuant to Section 4.1(a) or the Counterparty Account pursuant to Section 4.1(c), as applicable, Vistra Operations shall pay to the Trust, by wire transfer in immediately available funds, by 12:00 p.m. on each Distribution Date in arrears in respect of the Distribution Period ending on such Distribution Date, a premium (the “Facility Fee”) in an amount equal to 3.3608% per annum applied to the Maximum P-Caps Outstanding Amount minus the aggregate principal amount of Senior Secured Notes then outstanding and held by the Trust as of the close of business on the Business Day immediately preceding such Distribution Date, as applicable, calculated on a 30/360 Basis.

Section 5.2. Special Facility Fee. In the event (x) the Trust has not received all payments due on a Treasury Payment Date with respect to the Treasuries and/or STRIPS that are not Defaulted Securities and Vistra Operations fails on the immediately succeeding Distribution Date to purchase and pay for any Defaulted STRIPS required to be purchased at their face amount from the Trust and to pay any amount required to be paid to the Trust in respect of any Defaulted Payments, in each case pursuant to Section 5.3 by 5:00 p.m. on such Distribution Date, (y) the Trust has not received payments due on Designated Securities or Counterparty Securities (including as a result of the failure to make a Substitute Payment to the Trust with respect to any Designated Security or Counterparty Securities, as applicable, on or prior to the applicable Payment Deadline, if such Designated Security or Counterparty Securities, as applicable, was not returned to the Trust on or prior to the applicable Return Deadline) or (z) Vistra Operations has failed to pay any amount due under this Agreement, the Trust Expense Reimbursement Agreement or the Senior Secured Notes, by 5:00 p.m. on any Distribution Date (such amounts in clauses (x), (y) or (z) above, the “Overdue Amounts”), Vistra Operations shall pay to the Trust, by wire transfer in immediately available funds, the Special Facility Fee on the earliest of (i) the date on which the Trust is required to distribute any Overdue Amount pursuant to Section 5.8(d) of the Trust Declaration, (ii) the Settlement Date of the exercise in full of the Issuance Right after such Distribution Date and (iii) the date on which any Overdue Amount is paid in respect of any amounts payable on the Trust Dissolution Date (the “Special Facility Fee Payment Date”).

Section 5.3. Purchase/Payment of Defaulted Securities. Vistra Operations hereby agrees to (i) purchase from the Trust on any Distribution Date any Defaulted STRIPS for an amount in immediately available fund equal to their Face Amount and (ii) make a payment in immediately available funds to the Trust on each Distribution Date of any due and unpaid amounts (“Defaulted Payments”) relating to any Defaulted Treasuries on each May 15 or November 15 (the “Treasury Payment Dates”), in each case by wire transfer in immediately available funds. In the event that Vistra Operations makes a payment to the Trust with respect to any Defaulted Treasury, when the unpaid amount is paid to the Trust on such Defaulted Treasury, the Trust shall be obligated to promptly pay such amount to Vistra Operations. Each period from and including a Treasury Payment Date to, but excluding, the next Treasury Payment Date will be a “Treasury Payment Period”.

ARTICLE VI

OBLIGATIONS ABSOLUTE

Section 6.1. Obligations Absolute. The Trust acknowledges that the obligations of the Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Trust, in equity or at law, including the defense of fraud, any defense based on the failure of Vistra Operations to disclose any matter, whether or not material, to the Trust or any other Person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance that might otherwise constitute a legal or equitable discharge or defense under any and all circumstances whatsoever. The enforceability and effectiveness of this Agreement and the liability of the Trust, and the rights, remedies, powers and privileges of Vistra Operations under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Trust Declaration;

(ii) any action taken, or omission to act, by Vistra Operations;

(iii) any change in the direct or indirect ownership or control of Vistra Operations or of any shares or ownership interests thereof; and

(iv) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Trust;

provided that, notwithstanding the provisions of this Section 6.1, the Trust shall have no further obligations hereunder after this Agreement is terminated. The breach of any covenant, representation or warranty made in this Agreement by the Trust or Vistra Operations shall not result in the termination of the Issuance Right or limit the rights of the Trust or Vistra Operations hereunder.

Other than as specifically set forth herein, neither the Trust nor the Trustee shall be entitled to receive from Vistra Operations any certificate, opinion or other document in connection with the exercise of the Issuance Right.

Section 6.2. No Waiver. For the avoidance of doubt, so long as the Issuance Right has not terminated, no failure or delay by Vistra Operations in exercising its rights hereunder shall operate as a waiver of its rights hereunder except as specifically provided in this Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations of the Trust. The Trust represents and warrants to Vistra Operations that, as of the date hereof:

(a) the Trust is duly organized and validly existing under the Statutory Trust Act and has the power and authority to own its assets and to conduct its activities;

(b) its entry into, exercise of its rights and performance of or compliance with its obligations under this Agreement do not and will not violate (i) any law to which it is subject, (ii) any of its constituent documents, or (iii) any agreement to which it is a party or which is binding on it or its assets;

(c) it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(e) its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”);

(f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings would be material in the context of this Agreement;

(g) it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

(h) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Trust of the transactions contemplated by this Agreement; and

(i) assuming compliance with the transfer restrictions with respect to the Trust Securities specified in the Trust Declaration, the Trust is not required to register with the SEC as an investment company under the Investment Company Act of 1940.

Section 7.2. Representations of Vistra Operations. Vistra Operations represents and warrants to the Trust that, as of the date hereof:

(a) it is duly formed and validly existing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business;

(b) its compliance with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not result in any violation of the provisions of (i) the limited liability company agreement or other organizational documents, as applicable, of Vistra Operations, (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Vistra Operations, any of its subsidiaries or any of its respective properties, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Vistra Operations or any subsidiary is a party or by which Vistra Operations or any subsidiary is bound or to which any of the property or assets of Vistra Operations or any subsidiary is subject, which violation (in the case of clauses (ii) or (iii)) would be material relative to the expected benefits to the parties to this Agreement;

(c) it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and this Agreement has been duly authorized, executed and delivered by it;

(d) it will use commercially reasonable efforts to obtain and maintain in effect and comply with the terms of any necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(e) its obligations under this Agreement are valid, binding and enforceable against Vistra Operations in accordance with the terms of this Agreement, subject to the Enforceability Exceptions;

(f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and, other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which Vistra Operations or any of its subsidiaries is a party or of which any property of Vistra Operations or any of its subsidiaries is the subject and, to the best of Vistra Operations’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, which default or legal or governmental proceedings would be material relative to the expected benefits to the parties to this Agreement;

(g) it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere other than those that have been duly filed, registered or recorded and are in full force and effect;

(h) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over Vistra Operations, any subsidiary or any of its respective properties is required for the execution and performance by Vistra Operations of its obligations under this Agreement which consent, approval, authorization, order, registration or qualification would be material relative to the expected benefits to the parties to this Agreement, except such as have been, or will have been prior to the time of delivery of the Senior Secured Notes, obtained and, assuming the accuracy of the representations, warranties and agreements of the Trust herein and in the Purchase Agreement, dated as of June 8, 2023, by and among Vistra Operations, the Trust, and Credit Suisse Securities (USA), LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Purchase Agreement”), it is not necessary in connection with the sale and delivery of the Senior Secured Notes by Vistra Operations to the Trust, pursuant to the terms hereof in accordance with and in the manner contemplated by the Purchase Agreement, this Agreement and the Offering Memorandum, to register the Senior Secured Notes under the Securities Act; and

(i) the Senior Secured Notes have been duly authorized by Vistra Operations and, when issued pursuant to the Senior Secured Notes Indenture and delivered pursuant to this Agreement, the Senior Secured Notes will have been duly executed, authenticated, issued and delivered, and will constitute valid and legally binding obligations of Vistra Operations, entitled to the benefits provided by the Senior Secured Notes Indenture, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

ARTICLE VIII

SUBSIDIARY GUARANTEES

Section 8.1. Guarantee.

(a) Subject to this Article VIII, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to the Trust and its successors and assigns, irrespective of the validity and enforceability of this Agreement or the obligations of Vistra Operations hereunder, that all obligations of Vistra Operations to the Trust, the Senior Secured Notes Trustee, the Delaware Trustee or the Trustee hereunder, the Trust Agreement and under the Trust Expense Reimbursement Agreement, the Senior Secured Notes Indenture and the Note Security Documents (the “Guaranteed Obligations”) shall be promptly paid in full or performed, all in accordance with the terms hereof, including:

(i) payment of the Facility Fee when due;

(ii) payment of the Special Facility Fee when due;

(iii) compliance with any Return Obligation;

(iv) compliance with any obligation to make Substitute Payments; and

(v) compliance with any obligation to purchase any Defaulted STRIPS and make any Defaulted Payments.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The obligations of each Subsidiary Guarantor in respect of its Subsidiary Guarantee are secured by the Collateral on a senior secured basis as provided in the Note Security Documents.

(c) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Agreement, the absence of any action to enforce the same, any waiver or consent by the Trust with respect to any provisions hereof or thereof, the recovery of any judgment against Vistra Operations, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Vistra Operations, any right to require a proceeding first against Vistra Operations, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in this Agreement.

(d) If the Trust, the Senior Secured Notes Trustee, the Delaware Trustee or the Trustee on behalf of the Trust is required by any court or otherwise to return to Vistra Operations, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Vistra Operations or the Subsidiary Guarantors, any amount paid by any of the foregoing to the Trustee, the Delaware Trustee, the Senior Secured Notes Trustee or the Trust in respect of the Obligations, the Subsidiary Guarantees or each Subsidiary Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect to the fullest extent permitted by law.

(e) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Trust, the Senior Secured Notes Trustee, the Delaware Trustee or the Trustee in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Trust, the Delaware Trustee, the Senior Secured Notes Trustee or the Trustee under this Subsidiary Guarantee.

Section 8.2. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its entry into this Agreement, the Trust, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trust and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article VIII, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 8.3. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in Section 8.3 hereof, no Subsidiary Guarantor may sell or otherwise dispose, in one or a series of related transactions, of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Vistra Operations or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, satisfactory in form to the Trust, of the Guarantee of such Subsidiary Guarantor and the due and punctual performance of all of the covenants and conditions of this Guarantee to be performed by such Subsidiary Guarantor, such successor Person shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Agreement as the Subsidiary Guarantees contained herein as though all of such Subsidiary Guarantees had been issued on the date of this Agreement.

Except as set forth in the Senior Secured Notes Indenture, nothing contained in the Senior Secured Notes Indenture or in this Agreement will prevent any consolidation or merger of a Subsidiary Guarantor with or into Vistra Operations or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to Vistra Operations or another Subsidiary Guarantor.

Section 8.4. Releases.

(a) The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(i) upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of Vistra Operations under the Credit Agreement;

(ii) if such Subsidiary Guarantor has become a Subsidiary Guarantor of any Additional Indebtedness, upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of Vistra Operations under such Additional Indebtedness; or

(iii) upon defeasance or satisfaction and discharge of all obligations of Vistra Operations under this Agreement.

(b) Upon delivery by Vistra Operations to the Trustee, upon behalf of the Trust, of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above and written direction and offer of indemnification reasonably suitable to the Trustee has been received, the Trustee, on behalf of the Trust, shall execute any documents reasonably requested by Vistra Operations in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

(c) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 8.4 will remain liable for the full amount of obligations owed by Vistra Operations under this Agreement and for the other obligations of any Subsidiary Guarantor under this Agreement as provided in this Article VIII.

ARTICLE IX

COLLATERAL AND SECURITY

Section 9.1. Grant of Security Interest.

(a) The due and punctual payment of the obligations of Vistra Operations hereunder and the obligations of, if any, the Subsidiary Guarantors under the Subsidiary Guarantees, when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, and performance of all other obligations of Vistra Operations and the Subsidiary Guarantors to the Trust, the Delaware Trustee, the Senior Secured Notes Trustee or the Trustee under this Agreement, the Trust Expense Reimbursement Agreement, the Senior Secured

Notes Indenture, the Trust Agreement and the other Note Security Documents, according to the terms hereunder or thereunder (collectively, the “Secured Obligations”), are secured, as provided in the Note Security Documents. Vistra Operations hereby consents and agrees, and shall cause each, if any, of the Subsidiary Guarantors, to be bound by the terms of the Note Security Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. Vistra Operations hereby agrees, and shall cause the Subsidiary Guarantors, if any, to agree, that the Collateral Trustee shall hold the Collateral (directly or through co-trustees or agents) on behalf of and for the benefit of the Trust, all of the Holders and the other holders of Priority Lien Obligations.

(b) The Trust, by its execution and delivery of this Agreement, consents and agrees to the terms of the Collateral Trust Agreement and the Note Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Note Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Delaware Trust Company (or any successor thereto as contemplated by the Collateral Trust Agreement) as the Collateral Trustee. The Trust, by its execution and delivery of this Agreement, authorizes and directs the Collateral Trustee to enter into any Note Security Documents to the extent not already entered into (including any amendments thereto and any security documents to secure additional Priority Lien Debt in accordance with the Collateral Trust Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof. Each of the Collateral Trustee and the Trust by its execution and delivery of this Agreement, by accepting the Trust Securities, acknowledges that, as more fully set forth in the Note Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Priority Lien Obligations, the Collateral Trustee and the Trust and the Lien of this Agreement and the Note Security Documents is subject to and qualified and limited in all respects by the Note Security Documents and actions that may be taken thereunder.

Section 9.2. Post-Date of this Agreement Collateral Requirements. Vistra Operations shall, or shall cause the applicable Subsidiary Guarantor, if any, to, use its commercially reasonable efforts to as soon as reasonably practicable, but in no event later than 90 days, after the date hereof execute and deliver to the Collateral Trustee as mortgagee or beneficiary, as applicable (with a copy to the Trust), such Note Security Documents, and any supplements or amendments related thereto, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Note Security Documents in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first-priority Lien (subject to any applicable Permitted Liens), securing the Secured Obligations, on or against, except as otherwise provided in the Collateral Trust Agreement or the other Note Security Documents, the Collateral.

Section 9.3. Further Assurances; Liens on Additional Property.

(a) Vistra Operations and each, if any, of the Subsidiary Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee (acting at the written direction of the Controlling Priority Lien Representative) from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Priority Lien Obligations, duly created and enforceable and perfected first-priority Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Priority Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Priority Lien Documents and in connection with any merger, consolidation or sale of assets of Vistra Operations or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into Vistra Operations or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Note Security Documents and, to the extent such property or assets are not otherwise required or permitted to be released as Collateral in connection with such transaction, shall be treated as after-acquired property and Vistra Operations or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Priority Liens, in the manner and to the extent required under the Priority Lien Documents.

(b) At any time and from time to time, Vistra Operations and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee (acting at the written direction of the Controlling Priority Lien Representative) or any Priority Lien Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Priority Lien Documents for the benefit of the holders of Priority Lien Obligations.

Section 9.4. Collateral Trust Agreement. This Article VIII and the provisions of each of the Note Security Documents are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Vistra Operations consents to and agrees to be bound by, and shall cause each Subsidiary Guarantor to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. The Trust, by its execution and delivery of this Agreement, (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement, (b) agrees to enter into the Collateral Trust Joinder, and (c) authorizes and instructs the Collateral Trustee to acknowledge the Collateral Trust Joinder and Additional Secured Debt Designation dated as of the date hereof. In addition, the Trust, by its execution and delivery of this Agreement, authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Collateral Trust Agreement in accordance with its terms with the consent of the parties thereto or otherwise in accordance with its terms, without the consent of the Trust, to add additional Indebtedness as Priority Lien Obligations and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other Priority Lien Debt then outstanding, to the extent permitted by the Priority Lien Documents. The Trust and the Collateral Trustee shall be entitled to rely on an Officer’s Certificate or an opinion of counsel certifying that any such amendment is authorized or permitted under this Agreement and the Note Security Documents and that all conditions precedent thereto have been satisfied.

Section 9.5. Releases of Collateral.

(a) The Liens on the Collateral in respect of this Agreement will no longer secure the Secured Obligations or any other obligations under the Subsidiary Guarantees, and the right of the Trust to the benefits and proceeds of the Liens on the Collateral will terminate and be discharged, in each case, automatically and without the need for any further action by any Person:

(i) in whole, upon the full and final payment and performance of the Secured Obligations of Vistra Operations and the Subsidiary Guarantors under this Agreement;

(ii) in whole, upon the satisfaction and discharge of this Agreement in accordance with the terms hereof;

(iii) in whole or in part, as applicable, upon receipt of the consent of the required Holders in accordance with Section 10.3;

(iv) in part, as to any Collateral that is sold, transferred or otherwise disposed of by Vistra Operations or any Subsidiary Guarantor in a transaction or other circumstance made in compliance with this Agreement and the Note Security Documents at the time of such sale, transfer or disposition;

(v) in whole, with respect to the Collateral owned by any Subsidiary Guarantor, upon the release of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the terms of this Agreement; and

(vi) in whole, upon the occurrence of an Investment Grade Event with respect to any issued Senior Secured Notes; provided, however, that in the event that on any subsequent date (the “Reversion Date”) any two of the three Rating Agencies withdraw their Investment Grade rating of the senior, unsecured, long-term debt securities of Vistra Operations or downgrade such rating below Investment Grade, then (i) Vistra Operations and any Subsidiary Guarantors will be required to secure the Secured Obligations with the Collateral within 60 days after the Reversion Date and (ii) will thereafter be subject to the terms of this Agreement and the Note Security Documents with respect to future events; provided that clause (i) will not apply to property and other assets released by Vistra Operations under any other subsection of this Section 9.5(a). For the avoidance of doubt, in the event of any such reinstatement pursuant to clause (i) hereof, (A) no action taken or omitted to be taken by Vistra Operations or any Subsidiary Guarantors after a Release Event and before the Reversion Date will give rise to a Default, Event of Default or other breach under this Agreement and (B) none of Vistra Operations or any Subsidiary Guarantor will bear any liability for any actions taken or events occurring after a Release Event and before the Reversion Date, or any actions taken at any time pursuant to any contractual obligation arising after a Release Event and before the Reversion Date; provided that all Liens incurred after a Release Event and before the Reversion Date will be classified to have been incurred or issued pursuant to the applicable clause of the definition of “Permitted Lien”.

(b) In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.

Section 9.6. Release Documentation. Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 9.5, and subject to the terms and conditions of the Collateral Trust Agreement, the Collateral Trustee, and the Trust shall forthwith take all necessary action (at the written request of and the expense of Vistra Operations, accompanied by an Officer’s Certificate and Opinion of Counsel to the effect that the conditions precedent to such release have been satisfied) to release and re-convey to Vistra Operations or any other Grantor, as the case may be, the applicable portion of the Collateral that is authorized to be released pursuant to Section 9.5, and shall deliver such Collateral in its possession to Vistra Operations or any other Grantor, as the case may be, including, without limitation, executing and delivering releases and satisfactions wherever required.

Section 9.7. Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents) and will be entitled to enforce at the direction of the Controlling Priority Lien Representative, all Liens on the Collateral created by the Note Security Documents.

(b) Except as provided in the Collateral Trust Agreement or as directed by the Controlling Priority Lien Representative in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to take any Enforcement Action (as defined in the Collateral Trust Agreement); or

(iii) to take any other action whatsoever with regard to any or all of the Note Security Documents, the Liens created thereby or the Collateral.

Notwithstanding anything to the contrary contained in the Collateral Trust Agreement, the Collateral Trustee will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice from the Controlling Priority Lien Representative and then only in accordance with the provisions of the Collateral Trust Agreement.

Section 9.8. Insurance. Vistra Operations and the Subsidiary Guarantors shall:

(a) at all times maintain insurance in full force and effect, pursuant to self-insurance arrangements or with insurance companies that Vistra Operations believes (in the good faith judgment of the management of Vistra Operations, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Vistra Operations believes (in the good faith judgment of management of Vistra Operations, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Vistra Operations believes (in the good faith judgment of management of Vistra Operations, as applicable) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and

(b) maintain such other insurance as may be required by law.

Section 9.9. Purchaser Protected. No purchaser or grantee of any property or rights purported to be released from the Liens in favor of the Collateral Trustee shall be bound to ascertain the authority of the Collateral Trustee, the Trust to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 9.6 have been satisfied.

Section 9.10. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article IX upon Vistra Operations or Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of Vistra Operations or any Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article IX.

ARTICLE X

MISCELLANEOUS

Section 10.1. Inconsistency. If there is any inconsistency between any provision of this Agreement and any other Transaction Agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

Section 10.2. Binding Effect. All agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Trust, Vistra Operations, the Senior Secured Notes Trustee and the Holders of the Trust Securities.

Section 10.3. Amendments. This Agreement may be amended by Vistra Operations and the Trust with the consent of at least a Majority of Holders, except that the unanimous consent of the Holders of the Trust Securities is required for any change in the payment terms in the definition of “Special Facility Fee”, Section 2.2, Article III or Article V that would affect the timing or amount of any distribution by the Trust pursuant to the Trust Declaration. Notwithstanding the foregoing, no such consent of Holders shall be required for any amendment to this Agreement (a) to cure any ambiguity or correct any mistake or conform the terms of this Agreement to the description thereof in the Offering Memorandum, (b) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or the Trust Declaration, (c) as determined in good faith by an Authorized Officer of Vistra Operations in an Officer’s Certificate delivered to the Senior Secured Notes Trustee, to make any change that does not adversely affect the rights of any Holder in any material respect or (d) to make any other change that may in the reasonable judgment of Vistra Operations be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or P-Caps Tax Event, provided that Vistra Operations has determined (as evidenced by an Officer’s Certificate) that such change would not change the timing or amount of any distribution to the Holders of the P-Caps or the U.S. federal income tax treatment of the Holders as the owners of indebtedness of Vistra Intermediate Company LLC, a Delaware limited liability company, either held directly or held through the Trust, and would not otherwise reasonably be expected to have a material adverse effect on Holders. The consent of the Senior Secured Notes Trustee is required for any amendment that affects the rights, duties or immunities of the Senior Secured Notes Trustee under this Agreement or otherwise. In connection with executing any amendment hereto, the Senior Secured Notes Trustee shall receive the same legal opinion relating to an amendment hereto that it would receive if an amendment were being made to the Senior Secured Notes Indenture.

Section 10.4. Assignment. Neither the Trust nor Vistra Operations may assign its rights or obligations under this Agreement to any other Person, except that if Vistra Operations assigns or delegates its rights and obligations under the Senior Secured Notes Indenture to any Person, Vistra Operations hereby assigns or delegates its rights and obligations under this Agreement to such Person. Such Person hereby assumes all of such rights and obligations under this Agreement either by operation of law or by express agreement. Any purported assignment in violation of this Section 10.4 shall be void. For the avoidance of doubt, this Agreement does not prohibit Vistra Operations from entering into a merger, consolidation or sale of all or substantially all of its assets.

Section 10.5. Notices.

(a) Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by registered or certified mail, by nationally recognized overnight courier or by email, addressed as follows:

If to Vistra Operations at:

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Attention: William M. Quinn

E-mail:

With a copy to:

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Attention: Yuki Whitmire, Esq., Vice President, Associate General Counsel, and Corporate Secretary

E-mail:

If to the Trust at:

Palomino Funding Trust I

c/o The Bank of New York Mellon Trust Company, N.A. – Global Corporate Trust

500 Ross Street, AIM 154-1275

Pittsburgh, PA 15262

Attention: Nickolas Scarano

Telephone: (412) 236-0740

Email: nickolas.scarano@bnymellon.com

If to the Senior Secured Notes Trustee at:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, TX 77002

Attention: Rafael Martinez

Telephone: (713) 483-6535

Email: rafael.martinez@bnymellon.com

(b) Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt (in writing or orally), if delivered by email; on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier.

(c) Any party hereto may change its address, facsimile number, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 10.5.

(d) The Senior Secured Notes Trustee agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email or other similar unsecured electronic methods. The Senior Secured Notes Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Senior Secured Notes Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. Subject to the standard of care applicable to the Senior Secured Notes Trustee under the Senior Secured Notes Indenture, the party providing instructions or directions by unsecured email or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Senior Secured Notes Trustee, including, without limitation, the risk of the Senior Secured Notes Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.7. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or in connection with or based upon this Agreement (“Proceedings”) may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America; waives, to the extent it may effectively do so, any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Trust has designated and appointed Capitol Services, Inc. (or any successor corporation) as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 1218 Central Avenue, Suite 100, Albany, New York 12205 (or at such other address in the State of New York, United States of America, as the Trust may designate by written notice to Vistra Operations and the Senior Secured Notes Trustee), shall be taken and held to be valid personal service upon the Trust, whether or not the Trust shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. The Trust agrees to take all action as may be necessary to continue the designation and appointment of Capitol Services, Inc. or any successor corporation in full force and effect so that the Trust shall at all times have an agent for service of process for the above purposes in the State of New York, United States of America; provided however, the Trust may remove Capitol Services, Inc. for any reason upon written notice to BNYMTC; provided further, if for any reason Capitol Services, Inc. shall cease to act as in such capacity, the Trust shall promptly appoint another such agent, and shall forthwith notify the Vistra Collateral Agent of such appointment. Each of the parties hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any Proceeding. The provisions of this Section 10.7 are intended to be effective upon the execution of this Agreement without any further action by any of the parties and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

Section 10.8. WAIVER OF TRIAL BY JURY. EACH OF VISTRA OPERATIONS, THE TRUST AND THE SENIOR SECURED NOTES TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 10.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Agreement shall include electronic signatures (including without limitation, Diligent, DocuSign and AdobeSign or any other similar platform identified by Vistra Operations and reasonably available at no undue burden or expense to the Senior Secured Notes Trustee, with respect to the signatures of the Senior Secured Notes Trustee). The exchange of copies of this Agreement and of signature pages by facsimile or email transmission of PDF files shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or email transmission of PDF files shall be deemed to be their original signatures for all purposes.

Section 10.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Trust’s, Vistra Operations’ and the Senior Secured Notes Trustee’s rights, immunities and privileges shall be enforceable to the fullest extent permitted by law, provided that, if the omission of such provision would alter the fundamental expectations of the parties hereto (including, in particular, Vistra Operations’ expectation of its ability to rely on the obligations of the Trust under this Agreement as a source of liquid assets to Vistra Operations in any and all circumstances), such provision shall not be severable.

Section 10.11. Limitation of Liability. It is expressly understood that (i) this Agreement is executed and delivered by BNYMTC, as Trustee, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Declaration, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by BNYMTC, but is made and intended for the purpose for binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on BNYMTC, as Trustee, or BNY Mellon Trust of Delaware, as Delaware Trustee, of the Trust, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) BNYMTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (v) under no circumstances shall BNYMTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

Section 10.12. The Senior Secured Notes Trustee.

(a) In entering into and performing its duties under this Agreement as Senior Secured Notes Trustee, BNYMTC is acting in its capacity as Senior Secured Notes Trustee under the Senior Secured Notes Indenture and shall be entitled to all of the exculpations, protections, immunities and standard of care available to it thereunder. For the avoidance of doubt, each of the rights, protections and immunities granted to the Senior Secured Notes Trustee under the Senior Secured Notes Indenture is incorporated herein by reference, mutatis mutandis, for the benefit of the Senior Secured Notes Trustee with respect to this Agreement, including but not limited to the rights, protections and immunities in Article 7 of the Senior Secured Notes Indenture. In addition, and without limiting the foregoing, the Senior Secured Notes Trustee (i) may conclusively rely and shall be protected in acting upon any Issuance Notice or Automatic Exercise Notice believed by it to be genuine and to have been signed or presented by the proper party or parties and may conclusively rely on the truth and correctness of any statement contained therein, including, without limitation, as to the proper principal amount of Senior Secured Notes to be authenticated and delivered, (ii) in authenticating and delivering any Senior Secured Notes hereunder, shall not be responsible for determining whether the related Notes Purchase Price has been delivered by the Trust to Vistra Operations or whether the Notes Purchase Price, when so delivered, is in the proper amount, (iii) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Senior Secured Notes Trustee, (iv) shall not be charged with notice or knowledge of an Automatic Exercise Event unless notified of such event under Section 3.2(a), and (v) shall not be deemed to owe any fiduciary duty to the holders of the Trust Securities.

(b) The Senior Secured Notes Trustee shall not be responsible for making any calculation with respect to any matter under this Agreement and shall have no duty to monitor or investigate Vistra Operations’ or the Trust’s compliance with any representation, warranty, covenant, or agreement made by either of them under this Agreement or any other agreement relating hereto.

(c) The parties expressly acknowledge and consent to BNYMTC, acting in the capacity of Trustee, of Securities Intermediary and of Senior Secured Notes Trustee. Each of the Trustee, the Securities Intermediary and the Senior Secured Notes Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Trustee of express duties set forth in the Trust Declaration and Securities Intermediary of express duties set forth in the Vistra Pledge Agreement or the Senior Secured Notes Trustee of express duties set forth in this Agreement and in the Senior Secured Notes Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto. Vistra Operations agrees and acknowledges that BNYMTC will act as Vistra Collateral Agent pursuant to the Vistra Pledge Agreement for the benefit of Vistra Operations and each of the other Vistra Secured Parties.

Section 10.13. Sanctions.

(a) Vistra Operations covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) Vistra Operations covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will knowingly use any part of the proceeds received in connection with this Agreement or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person which, at the time of such funding or facilitation, is prohibited by Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is prohibited by Sanctions, except to the extent permissible for an individual or entity required to comply with Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 10.14. Electronic Communications.

(a) The Senior Secured Notes Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that Vistra Operations shall provide to the Senior Secured Notes Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by Vistra Operations whenever a person is to be added or deleted from the listing. If Vistra Operations elects to give the Senior Secured Notes Trustee Instructions using Electronic Means and the Senior Secured Notes Trustee in its discretion elects to act upon such Instructions, the Senior Secured Notes Trustee’s understanding of such Instructions shall be deemed controlling. Vistra Operations understands and agrees that the Senior Secured Notes Trustee cannot determine the identity of the actual sender of such Instructions and that the Senior Secured Notes Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Senior Secured Notes Trustee have been sent by such Authorized Officer. Vistra Operations shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Senior Secured Notes Trustee and that Vistra Operations and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by Vistra Operations. The Senior Secured Notes Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Senior Secured Notes Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Vistra Operations agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Senior Secured Notes Trustee, including without limitation the risk of the Senior Secured Notes Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Senior Secured Notes Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by Vistra Operations; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Senior Secured Notes Trustee promptly upon learning of any compromise or unauthorized use of the security procedures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Facility Agreement to be duly executed as of the day and year first above written.

PALOMINO FUNDING TRUST I

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By	/s/ Shondra N. Williams
Name: Shondra N. Williams
Title: Vice President

[Signature Pages to Facility Agreement]

VISTRA OPERATIONS COMPANY LLC

By	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

SUBSIDIARY GUARANTORS:

Ambit California, LLC
Ambit Energy Holdings, LLC
Ambit Holdings, LLC

Ambit Illinois, LLC

Ambit Marketing, LLC

Ambit Midwest, LLC

Ambit New York, LLC

Ambit Northeast, LLC

Ambit Texas, LLC

Angus Solar, LLC

Bellingham Power Generation LLC

Big Brown Power Company LLC

Big Sky Gas, LLC

Big Sky Gas Holdings, LLC

Blackstone Power Generation LLC

Bluenet Holdings, LLC

Brightside Solar, LLC

Calumet Energy Team, LLC

Casco Bay Energy Company, LLC

Coffeen and Western Railroad Company

Coleto Creek Power, LLC

Coleto Creek Energy Storage LLC

Comanche Peak Power Company LLC

Connecticut Gas & Electric, LLC

Core Solar SPV I, LLC

Crius Energy, LLC

Crius Energy Holdings, LLC

Crius Solar Fulfillment, LLC

Dallas Power & Light Company, Inc.

Dicks Creek Power Company LLC

Dynegy Coal Holdco, LLC

Dynegy Coal Trading & Transportation, L.L.C.

Dynegy Conesville, LLC

Dynegy Energy Services (East), LLC

Dynegy Energy Services, LLC

Dynegy Killen, LLC

[Signature Pages to Facility Agreement]

Dynegy Marketing and Trade, LLC

Dynegy Midwest Generation, LLC

Dynegy Operating Company

Dynegy Power Marketing, LLC

Dynegy Resources Generating Holdco, LLC

Dynegy South Bay, LLC

Dynegy Stuart, LLC

Emerald Grove Solar, LLC

Energy Rewards, LLC

Energy Services Providers, LLC

Ennis Power Company, LLC

EquiPower Resources Corp.

Everyday Energy NJ, LLC

Everyday Energy, LLC

Fayette Power Company LLC

Forest Grove Solar LLC

Generation SVC Company

Hanging Rock Power Company LLC

Hays Energy, LLC

Hopewell Power Generation, LLC

Illinois Power Generating Company

Illinois Power Marketing Company, LLC

Illinois Power Resources Generating, LLC

Illinois Power Resources, LLC

Illinova Corporation

IPH, LLC

Kendall Power Company LLC

Kincaid Generation, L.L.C.

La Frontera Holdings, LLC

Lake Road Generating Company, LLC

Liberty Electric Power, LLC

Lone Star Energy Company, Inc.

Lone Star Pipeline Company, Inc.

Luminant Administrative Services Company

Luminant Coal Generation LLC

Luminant Commercial Asset Management LLC

Luminant Energy Company LLC

Luminant Energy Trading California Company

Luminant ET Services Company LLC

Luminant Gas Imports LLC

Luminant Generation Company LLC

Luminant Mining Company LLC

Luminant Power Generation, LLC

Luminant Power LLC

Massachusetts Gas & Electric, LLC

Masspower, LLC

[Signature Pages to Facility Agreement]

Miami Fort Power Company LLC

Midlothian Energy, LLC

Milford Power Company, LLC

Morro Bay Energy Storage 1, LLC

Morro Bay Energy Storage 2, LLC

Morro Bay Power Company LLC

Moss Landing Energy Storage 1, LLC

Moss Landing Energy Storage 2, LLC

Moss Landing Energy Storage 3, LLC

Moss Landing Energy Storage 4, LLC

Moss Landing Power Company LLC

NCA Resources Development Company LLC

NEPCO Services Company

Northeastern Power Company

Oak Grove Management Company LLC

Oak Hill Solar LLC

Oakland Energy Storage 1, LLC

Oakland Energy Storage 2, LLC

Oakland Energy Storage 3, LLC

Oakland Power Company LLC

Ontelaunee Power Operating Company, LLC

Pleasants Energy, LLC

Public Power & Utility of Maryland, LLC

Public Power & Utility of NY, LLC

Public Power, LLC (a Connecticut limited liability company)

Public Power, LLC (a Pennsylvania limited liability company)

Regional Energy Holdings, LLC

Richland-Stryker Generation LLC

Sandow Power Company LLC

Sayreville Power Generation LP

Sayreville Power GP Inc.

Sayreville Power Holdings LLC

Sithe Energies, Inc.

Sithe/Independence LLC

Southwestern Electric Service Company, Inc.

Texas Electric Service Company, Inc.

Texas Energy Industries Company, Inc.

Texas Power & Light Company, Inc.

Texas Utilities Company, Inc.

Texas Utilities Electric Company, Inc.

Trieagle 1, LLC

Trieagle 2, LLC

Trieagle Energy LP

Trinidad Power Storage LLC

[Signature Pages to Facility Agreement]

TXU Electric Company, Inc.

TXU Energy Retail Company LLC

TXU Retail Services Company

U.S. Gas & Electric, LLC

Upton County Solar 2, LLC

USG&E Solar, LLC

Value Based Brands LLC

Verengo, LLC

Viridian Energy, LLC

Viridian Energy Ohio LLC

Viridian Energy PA LLC

Viridian Energy NY, LLC

Viridian International Management LLC

Viridian Network, LLC

Vistra Asset Company LLC

Vistra Corporate Services Company

Vistra EP Properties Company

Vistra Finance Corp.

Vistra Insurance Solutions LLC

Vistra Preferred, LLC

Vistra Zero LLC

Volt Asset Company, LLC

Washington Power Generation LLC

Wise County Power Company, LLC

Wise-Fuels Pipeline, Inc.

Zimmer Power Company LLC

By:	/s/ William M. Quinn
Name:	William M. Quinn
Title:	Senior Vice President and Treasurer

[Signature Pages to Facility Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as Senior Secured Notes Trustee

By	/s/ Shondra N. Williams
Name: Shondra N. Williams
Title: Vice President

[Signature Pages to Facility Agreement]